Exhibit 10.1

REFINANCING AMENDMENT NO. 2 (this “Second Amendment”) dated as of August 2, 2013, to the Credit and Guaranty Agreement dated as of August 1, 2012 (as amended, restated, supplemented or otherwise modified from time to time prior to the date hereof, including by Refinancing Amendment No. 1 dated as of March 20, 2013, the “Credit Agreement”), among HOLOGIC, INC., a Delaware corporation (the “Borrower”); CERTAIN SUBSIDIARIES OF THE BORROWER, as Guarantors; the LENDERS from time to time party thereto (the “Lenders”) and GOLDMAN SACHS BANK USA (“GS Bank”), as administrative agent (in such capacity, the “Administrative Agent”).

WHEREAS, each Person that agrees to make Refinancing Tranche B Term Loans (as defined below) (collectively, the “Refinancing Term Lenders”) will make Refinancing Tranche B Term Loans to the Borrower on the Second Amendment Effective Date (as defined below) (the “Refinancing Tranche B Term Loans”) in an amount equal to its Refinancing Term Commitment (defined below);

WHEREAS, the Borrower has requested an amendment to the Credit Agreement that would effect the modifications to the Credit Agreement set forth herein, and each Lender party hereto consents to this Second Amendment;

WHEREAS, GS Bank, JPMS, CGMI and MLPFS have been appointed as the Lead Arrangers (as defined below) with respect to this Second Amendment; and

WHEREAS, this Second Amendment includes amendments of the Credit Agreement that are subject to the approval of the Required Lenders, and that, in each case, will become effective on the Second Amendment Effective Date on the terms and subject to the conditions set forth herein;

Accordingly, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1. Defined Terms. Capitalized terms used and not otherwise defined herein have the meanings assigned to them in the Credit Agreement as amended hereby (the “Amended Credit Agreement”).

SECTION 2. Refinancing Transactions.

(a) Subject to the terms and conditions set forth herein, each Refinancing Term Lender severally agrees to make a Refinancing Tranche B Term Loan to the Borrower on the Second Amendment Effective Date in a principal amount equal to its Refinancing Term Commitment, which amount shall be made available to the Administrative Agent in immediately available funds in accordance with the Credit Agreement. The “Refinancing Term Commitment” of any Refinancing Term Lender will be the amount set forth opposite such Refinancing Term Lender’s name on Schedule 1 hereto. On the Second Amendment Effective Date, the proceeds of the Refinancing Tranche B Term Loans shall be applied to prepay in full the Tranche B Term Loans outstanding on the Second Amendment Effective Date (immediately prior to the refinancing contemplated by this Second Amendment (the “Refinancing”)) (the “Existing Tranche B Term Loans”). Each Lender party hereto and the Administrative Agent hereby acknowledge that (i) the Borrower hereby provides notice under Section 2.26(a) of the Credit Agreement of its request for Refinancing Tranche B Term Loans to refinance in full the Existing Tranche B Term Loans and (ii) all notice requirements set forth in Section 2.26(a) of the Credit Agreement with respect to the Refinancing have been satisfied. For the avoidance of doubt, there shall be no amount payable under Section 2.13(c) of the Credit Agreement in connection with the Refinancing or the Prepayment.

(b) On and after the Second Amendment Effective Date, each reference in the Credit Documents to “Tranche B Term Loans” and “Term Loans” shall be deemed to be a reference to and include the Refinancing Tranche B Term Loans made or deemed made hereunder, and each reference to “Lenders” shall be deemed to be a reference to and include the Refinancing Term Lenders. Notwithstanding the foregoing, the provisions of the Credit Agreement with respect to indemnification, confidentiality, reimbursement of costs and expenses, increased costs and break funding payments shall continue in full force and effect with respect to, and for the benefit of, each Term Lender in respect of such Lender’s Existing Tranche B Term Loans.

SECTION 3. Amendments to the Credit Agreement. Each of the parties hereto agrees that, effective on the Second Amendment Effective Date, the Credit Agreement shall be amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in the pages of the Credit Agreement attached as Exhibit A hereto.

SECTION 4. Representations and Warranties. To induce the other parties hereto to enter into this Second Amendment, each Credit Party represents and warrants to each other party hereto, on and as of the Second Amendment Effective Date, that the following statements are true and correct:

(a) The execution, delivery and performance of this Second Amendment have been duly authorized by all necessary action on the part of each Credit Party. This Second Amendment has been duly executed and delivered by each Credit Party and is the legally valid and binding obligation of such Credit Party, enforceable against such Credit Party in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability.

(b) The representations and warranties of each Credit Party contained in the Credit Documents are, after giving effect to this Second Amendment on such date, true and correct in all material respects on and as of the Second Amendment Effective Date to the same extent as though made on and as of such date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties were true and correct in all material respects on and as of such earlier date; provided that, in each case, such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof.

(c) As of the Second Amendment Effective Date, after giving effect to this Second Amendment, no event has occurred and is continuing or would result from the consummation of the transactions contemplated hereby that would constitute an Event of Default or a Default.

SECTION 5. Second Amendment Effective Date. This Second Amendment shall become effective as of the first date (the “Second Amendment Effective Date”) on which each of the following conditions shall have been satisfied:

(i) the Administrative Agent shall have received a counterpart signature page of this Second Amendment duly executed by each of the Borrower, each Guarantor, each Refinancing Term Lender and other Lenders (together with the Refinancing Term Lenders) sufficient to constitute, collectively, the Requisite Lenders; and

(ii) the Administrative Agent and Lenders and their respective counsel shall have received an original executed copy of the favorable written opinion of Brown Rudnick LLP, counsel for the Credit Parties, dated as of the Second Amendment Effective Date and in form and substance reasonably satisfactory to the Administrative Agent, addressed to the Administrative Agent and the Lenders as of the Second Amendment Effective Date after giving effect to this Second Amendment (and each Credit Party hereby instructs such counsel to deliver such opinion to the Administrative Agent and such Lenders);

(iii) the Administrative Agent shall have received (A) a copy of each Organizational Document of each Credit Party certified, to the extent applicable, as of a recent date by the applicable Governmental Authority, or, if reasonably acceptable to the Administrative Agent, a certification by an Authorized Officer that the applicable Organizational Documents delivered in connection with the Closing Date and/or on First Amendment Effective Date, remain in full force and effect and have not been amended, modified, revoked or rescinded since the First Amendment Effective Date, as applicable, (B) signature and incumbency certificates of the officers or directors of each Credit Party executing this Second Amendment, substantially in the form of the closing certificates delivered on the Closing Date, (C) resolutions of the Board of Directors or similar governing body of each Credit Party approving and, to the extent required in any jurisdiction, resolutions of the meeting of shareholders of a Credit Party, in each case authorizing the execution, delivery and performance of this Second Amendment, certified as of the Second Amendment Effective Date by its secretary or an assistant secretary as being in full force and effect without modification or amendment and (D) a good standing certificate (to the extent such concept is applicable in the relevant jurisdiction) from the applicable Governmental

Authority of each Credit Party’s jurisdiction of incorporation, organization or formation;

(iv) the representations and warranties of the Credit Parties set forth in Section 4 hereof shall be true and correct in all material respects as of the Second Amendment Effective Date (except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall be true and correct in all material respects on and as of such earlier date), and the Administrative Agent shall have received a certificate, dated as of the Second Amendment Effective Date of the Borrower, confirming the accuracy thereof, which shall be in form and substance reasonably satisfactory to Administrative Agent;

(v) the Borrower shall have paid (i) all fees and other amounts due and payable to GS Bank, J.P. Morgan Securities LLC (“JPMS”), Citigroup Global Markets Inc. (“CGMI”), Merrill Lynch Pierce Fenner & Smith Incorporated (“MLPFS”) as joint lead arrangers, bookrunners and co-syndication agent (in such capacities, the “Lead Arrangers”) and the Administrative Agent in connection with this Second Amendment, including reimbursement or payment of reasonable costs and expenses actually incurred by the Lead Arrangers or the Administrative Agent in connection with this Second Amendment, including the reasonable fees, expenses and disbursements of counsel for the Lead Arrangers and the Administrative Agent, in each case, to the extent that Borrower has received a reasonably detailed invoice for such costs and expenses prior to the Second Amendment Effective Date and (ii) a consent fee to the Administrative Agent for the account of each Lender that has evidenced its consent hereto as provided in Section 5(i) or as otherwise agreed by the Administrative Agent and the Borrower (including in a “cashless roll” letter), in an amount equal to 0.05% of the Loans and/or Revolving Commitment, as applicable, of such Lender;

(vi) concurrently with the making of the Refinancing Tranche B Term Loans, (a) the entire aggregate principal amount of the Existing Tranche B Term Loans and (b) all accrued interest, fees and other amounts (including any amounts due pursuant to Section 2.18 of the Credit Agreement) accrued prior to the Second Amendment Effective Date in connection therewith shall have been paid (or, in the case of principal, deemed paid pursuant to this Second Amendment) in full and all Interest Periods in respect of thereof shall have been terminated;

(vii) the Borrower shall have delivered a Funding Notice with respect to the Refinancing Tranche B Term Loans, and a notice of prepayment with respect to the Existing Tranche B Term Loans, in each case, in accordance with the Credit Agreement; and

(viii) the Administrative Agent shall have received a payment in the amount of $200,000,000 to effect the voluntary prepayment of the Refinancing

Tranche B Term Loans in accordance with Section 2.13 of the Credit Agreement immediately after giving effect to the Refinancing (the “Prepayment”). The Administrative Agent hereby acknowledges that (i) the Borrower hereby provides notice under Section 2.13 of the Credit Agreement of such Prepayment as of the Second Amendment Effective Date and (ii) all notice requirements set forth in Section 2.13 of the Credit Agreement with respect to such Prepayment have been satisfied (it being understood and agreed that the Prepayment shall be made with internally generated cash of the Borrower and not the proceeds of the incurrence of Indebtedness).

(b) Subject to Section 9.05(b) of the Credit Agreement, the Second Amendment Effective Date shall not occur if each of the conditions set forth or referred to in this Section 5 has not been satisfied or waived in accordance with Section 10.05 of the Credit Agreement at or prior to 5:00 p.m., New York City time, on August 2, 2013 (it being understood that any such failure of the Second Amendment Effective Date to occur by such date will not affect any rights or obligations of any Person under the existing Credit Agreement). The Administrative Agent shall promptly notify the Borrower and the Lenders of the Second Amendment Effective Date.

SECTION 6. Effect of Amendment.

(a) Except as expressly set forth herein, this Second Amendment shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Lenders or Agents under the existing Credit Agreement or any other Credit Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the existing Credit Agreement or any other provision of the existing Credit Agreement or of any other Credit Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Except as expressly set forth herein, nothing herein shall be deemed a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Credit Document in similar or different circumstances.

(b) From and after the Second Amendment Effective Date, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein”, or words of like import, and each reference to the Credit Agreement in any other Credit Document shall be deemed a reference to the Credit Agreement as amended hereby. This Second Amendment shall constitute a “Credit Document” for all purposes of the Credit Agreement and the other Credit Documents.

SECTION 7. Reaffirmation. Notwithstanding the effectiveness of this Second Amendment and the transactions contemplated hereby, (i) each Credit Party acknowledges and agrees that, (A) each Credit Document to which it is a party is hereby confirmed and ratified and shall remain in full force and effect according to its respective terms (in the case of the Credit Agreement, as amended hereby) and (B) the Collateral Documents do, and all of the Collateral does, and in each case shall continue to, secure the payment of all Secured Obligations (as defined in the Pledge and Security Agreement) on the terms and conditions set forth in the Collateral Documents, and hereby ratifies the security interests granted by it pursuant to the Collateral Documents and (ii) each Guarantor hereby confirms and ratifies its continuing unconditional obligations as Guarantor under the Guaranty with respect to all of the Guaranteed Obligations.

SECTION 8. GOVERNING LAW. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER (INCLUDING, WITHOUT LIMITATION, ANY CLAIMS SOUNDING IN CONTRACT LAW OR TORT LAW ARISING OUT OF THE SUBJECT MATTER HEREOF AND ANY DETERMINATIONS WITH RESPECT TO POST JUDGMENT INTEREST) SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THEREOF THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAW OF THE STATE OF NEW YORK.

SECTION 9. Costs and Expenses. The Borrower agrees to reimburse the Administrative Agent for its actual and reasonable costs and expenses in connection with this Second Amendment to the extent required pursuant to Section 10.02 of the Credit Agreement.

SECTION 10. Counterparts; Effectiveness. This Second Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery by facsimile or other electronic imaging means of an executed counterpart of a signature page to this Second Amendment shall be effective as delivery of an original executed counterpart of this Second Amendment.

SECTION 11. Headings. Section headings herein are included herein for convenience of reference only and shall not constitute a part hereof for any other purpose or be given any substantive effect.

SECTION 12. Notes. Each Lender agrees to return any Tranche B Term Loan Notes evidencing its Existing Tranche B Term Loan, which has been prepaid in accordance with the provisions hereof, within 30 days after the Second Amendment Effective Date or such longer time as may be agreed by the Borrower.

SECTION 13. Mortgage Amendments. Notwithstanding anything to the contrary in the Loan Documents, the Borrower and each applicable Guarantor shall deliver to the Administrative Agent within 45 days after the Second Amendment Effective Date, or such longer time as may be agreed by the Administrative Agent, an amendment to each Mortgage giving effect to this Second Amendment, in proper form for recording in all appropriate places in all applicable jurisdictions, together with such title reports and other documents relating to the Mortgages (excluding Title Policy endorsements) as are reasonably requested by the Administrative Agent.

6

[Remainder of page intentionally left blank]

7

IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

HOLOGIC, INC., as Borrower

By:	/s/ Glenn P. Muir
	Name:	Glenn P. Muir
	Title:	Executive Vice President, Finance and Administration, Chief Financial Officer and Assistant Treasurer and Assistant Secretary

BIOLUCENT, LLC, as Guarantor

By:	Hologic, Inc., Its Sole Member and Manager

By:	/s/ Glenn P. Muir
	Name:	Glenn P. Muir
	Title:	Executive Vice President, Finance and Administration, Chief Financial Officer and Assistant Treasurer and Assistant Secretary

CRUISER, INC., as Guarantor

By:	/s/ Glenn P. Muir
	Name:	Glenn P. Muir
	Title:	Executive Vice President, Treasurer and Assistant Secretary

[Signature page to Second Amendment]

CYTYC CORPORATION, as Guarantor

By:	/s/ Glenn P. Muir
	Name:	Glenn P. Muir
	Title:	Executive Vice President, Treasurer and Assistant Secretary

CYTYC DEVELOPMENT COMPANY LLC, as Guarantor

By:	/s/ Glenn P. Muir
	Name:	Glenn P. Muir
	Title:	Executive Vice President, Treasurer and Assistant Secretary

CYTYC INTERIM, INC., as Guarantor

By:	/s/ Glenn P. Muir
	Name:	Glenn P. Muir
	Title:	Executive Vice President, Treasurer and Assistant Secretary

CYTYC INTERNATIONAL, INC., as Guarantor

By:	/s/ Glenn P. Muir
	Name:	Glenn P. Muir
	Title:	Executive Vice President, Treasurer and Assistant Secretary

[Signature page to Second Amendment]

CYTYC LIMITED LIABILITY COMPANY, as Guarantor

By:	Cytyc Corporation, Its Sole Member

By:	/s/ Glenn P. Muir
	Name:	Glenn P. Muir
	Title:	Executive Vice President, Treasurer and Assistant Secretary

CYTYC PRENATAL PRODUCTS CORP., as Guarantor

By:	/s/ Glenn P. Muir
	Name:	Glenn P. Muir
	Title:	Executive Vice President, Treasurer and Assistant Secretary

CYTYC SURGICAL PRODUCTS II, LIMITED PARTNERSHIP, as Guarantor

By:	Cytyc Corporation, Its General Partner

By:	/s/ Glenn P. Muir
	Name:	Glenn P. Muir
	Title:	Executive Vice President, Treasurer and Assistant Secretary

[Signature page to Second Amendment]

CYTYC SURGICAL PRODUCTS III, LLC, as Guarantor

By:	Cytyc Corporation, Its sole Manager

By:	/s/ Glenn P. Muir
	Name:	Glenn P. Muir
	Title:	Executive Vice President, Treasurer and Assistant Secretary

CYTYC SURGICAL PRODUCTS, LIMITED PARTNERSHIP, as Guarantor

By:	Cytyc Corporation, Its General Partner

By:	/s/ Glenn P. Muir
	Name:	Glenn P. Muir
	Title:	Executive Vice President, Treasurer and Assistant Secretary

DIRECT RADIOGRAPHY CORP., as Guarantor

By:	/s/ Glenn P. Muir
	Name:	Glenn P. Muir
	Title:	Executive Vice President, Treasurer and Assistant Secretary

[Signature page to Second Amendment]

HOLOGIC LIMITED PARTNERSHIP, as Guarantor

By:	Cytyc Corporation, Its General Partner

By:	/s/ Glenn P. Muir
	Name:	Glenn P. Muir
	Title:	Executive Vice President, Treasurer and Assistant Secretary

INTERLACE MEDICAL, INC., as Guarantor

By:	/s/ Glenn P. Muir
	Name:	Glenn P. Muir
	Title:	Executive Vice President, Treasurer and Assistant Secretary

SENTINELLE MEDICAL USA INC., as Guarantor

By:	/s/ Glenn P. Muir
	Name:	Glenn P. Muir
	Title:	Executive Vice President, Treasurer and Assistant Secretary

SUROS SURGICAL SYSTEMS, INC., as Guarantor

By:	/s/ Glenn P. Muir
	Name:	Glenn P. Muir
	Title:	Executive Vice President, Treasurer and Assistant Secretary

[Signature page to Second Amendment]

SST MERGER CORP., as Guarantor

By:	/s/ Glenn P. Muir
	Name:	Glenn P. Muir
	Title:	Executive Vice President, Treasurer and Assistant Secretary

THIRD WAVE AGBIO, INC., as Guarantor

By:	/s/ Glenn P. Muir
	Name:	Glenn P. Muir
	Title:	Executive Vice President, Treasurer and Assistant Secretary

THIRD WAVE TECHNOLOGIES, INC., as Guarantor

By:	/s/ Glenn P. Muir
	Name:	Glenn P. Muir
	Title:	Executive Vice President, Treasurer and Assistant Secretary

GEN-PROBE SALES & SERVICE, INC., as Guarantor

By:	/s/ Glenn P. Muir
	Name:	Glenn P. Muir
	Title:	Executive Vice President, Treasurer and Assistant Secretary

[Signature page to Second Amendment]

GEN-PROBE INTERNATIONAL, INC., as Guarantor

By:	/s/ Glenn P. Muir
	Name:	Glenn P. Muir
	Title:	Executive Vice President, Treasurer and Assistant Secretary

GEN-PROBE PRODESSE, INC., as Guarantor

By:	/s/ Glenn P. Muir
	Name:	Glenn P. Muir
	Title:	Executive Vice President, Treasurer and Assistant Secretary

GEN-PROBE INCORPORATED, as Guarantor

By:	/s/ Glenn P. Muir
	Name:	Glenn P. Muir
	Title:	Executive Vice President, Treasurer and Assistant Secretary

[Signature page to Second Amendment]

GOLDMAN SACHS BANK USA as Administrative Agent and the Refinancing Term Lender

By:	/s/ Gabriel Jacobsen
Name: Gabriel Jacobsen Authorized Signatory

[Signature page to Second Amendment]

Exhibit A

[Amendments to Credit Agreement attached]

Conformed copy reflecting

Amendment No. 1 dated as of March 20, 2013

Amendment No. 2 dated as of August 2, 2013

CREDIT AND GUARANTY AGREEMENT

dated as of August 1, 2012

among

HOLOGIC, INC.,

CERTAIN SUBSIDIARIES OF HOLOGIC, INC.,

as Guarantors,

VARIOUS LENDERS,

GOLDMAN SACHS BANK USA,

J.P. MORGAN SECURITIES LLC and

CITIGROUP GLOBAL MARKETS INC.

as Joint Lead Arrangers and Joint Lead Bookrunners,

J.P. MORGAN SECURITIES LLC and

CITIGROUP GLOBAL MARKETS INC.

as Co-Syndication Agents,

GOLDMAN SACHS BANK USA

as Administrative Agent and Collateral Agent,

and

DNB BANK ASA,

THE BANK OF TOKYO-MITSUBISHI UFJ LTD. and

FIFTH THIRD BANK

as Co-Documentation Agents

$2,800,000,000 Senior Secured Credit Facilities

TABLE OF CONTENTS

PAGE

ARTICLE 1
DEFINITIONS AND INTERPRETATION

Section 1.01. Definitions.	2
Section 1.02. Accounting Terms.	~~66~~64
Section 1.03. Interpretation, Etc.	~~67~~65
Section 1.04. Letter of Credit Amounts.	~~67~~65
Section 1.05. Pro forma Calculations.	~~67~~65

ARTICLE 2
LOANS AND LETTERS OF CREDIT

Section 2.01. Term Loans.	~~69~~67
Section 2.02. Revolving Loans.	~~70~~68
Section 2.03. Swing Line Loans.	~~71~~69
Section 2.04. Issuance of Letters of Credit and Purchase of Participations Therein.	~~74~~72
Section 2.05. Pro Rata Shares; Availability of Funds.	~~81~~78
Section 2.06. Use of Proceeds.	~~82~~80
Section 2.07. Evidence of Debt; Register; Notes.	~~82~~82
Section 2.08. Interest on Loans.	~~83~~81
Section 2.09. Conversion/Continuation.	~~86~~83
Section 2.10. Default Interest.	~~86~~84
Section 2.11. Fees.	~~87~~84
Section 2.12. Scheduled Payments/Commitment Reductions.	~~88~~86
Section 2.13. Voluntary Prepayments/Commitment Reductions.	~~90~~87
Section 2.14. Mandatory Prepayments/Commitment Reductions.	~~92~~89
Section 2.15. Application of Prepayments/Reductions.	~~94~~91
Section 2.16. General Provisions Regarding Payments.	~~96~~93
Section 2.17. Ratable Sharing.	~~98~~95
Section 2.18. Making or Maintaining Eurodollar Rate Loans.	~~99~~96
Section 2.19. Increased Costs; Capital Adequacy.	~~101~~98
Section 2.20. Taxes; Withholding, Etc.	~~103~~100
Section 2.21. Obligation to Mitigate.	~~107~~104
Section 2.22. Defaulting Lenders.	~~108~~105
Section 2.23. Removal or Replacement of a Lender.	~~112~~109
Section 2.24. Incremental Facilities.	~~114~~110
Section 2.25. Extensions of Loans.	~~117~~114
Section 2.26. Refinancing Amendments.	~~121~~117

i

ARTICLE 3
CONDITIONS PRECEDENT

Section 3.01. Closing Date.	~~124~~120
Section 3.02. Conditions to Each Credit Extension.	~~130~~126

ARTICLE 4
REPRESENTATIONS AND WARRANTIES

Section 4.01. Organization; Requisite Power and Authority; Qualification.	~~132~~128
Section 4.02. Equity Interests and Ownership.	~~132~~128
Section 4.03. Due Authorization.	~~133~~129
Section 4.04. No Conflict.	~~133~~129
Section 4.05. Governmental Consents.	~~133~~129
Section 4.06. Binding Obligation.	~~134~~130
Section 4.07. Historical Financial Statements.	~~134~~130
Section 4.08. Projections.	~~134~~130
Section 4.09. No Material Adverse Change.	~~134~~130
Section 4.10. No Restricted Junior Payments.	~~135~~130
Section 4.11. Adverse Proceedings, Etc.	~~135~~130
Section 4.12. Payment of Taxes.	~~135~~131
Section 4.13. Properties.	~~135~~131
Section 4.14. Environmental Matters.	~~137~~132
Section 4.15. No Defaults.	~~137~~133
Section 4.16. Material Contracts.	~~137~~133
Section 4.17. Governmental Regulation.	~~138~~133
Section 4.18. Margin Stock.	~~138~~134
Section 4.19. Employee Matters.	~~138~~134
Section 4.20. Employee Benefit Plans.	~~138~~134
Section 4.21. Certain Fees.	~~139~~135
Section 4.22. Solvency.	~~140~~135
Section 4.23. Related Agreements.	~~140~~135
Section 4.24. Compliance with Statutes, Etc.	~~140~~135
Section 4.25. Disclosure.	~~140~~136
Section 4.26. Senior Indebtedness.	~~140~~136
Section 4.27. PATRIOT Act; Sanctioned Persons.	~~141~~136
Section 4.28. Use of Proceeds.	~~141~~137
Section 4.29. Security Documents.	~~141~~137

ARTICLE 5
AFFIRMATIVE COVENANTS

Section 5.01. Financial Statements and Other Reports.	~~143~~138
Section 5.02. Existence.	~~147~~143
Section 5.03. Payment of Taxes and Claims.	~~148~~143

Section 5.04. Maintenance of Properties.	~~148~~143
Section 5.05. Insurance.	~~148~~144
Section 5.06. Books and Records; Inspections.	~~149~~144
Section 5.07. Lenders Meetings.	~~149~~145
Section 5.08. Compliance with Laws.	~~150~~145
Section 5.09. Environmental Matters.	~~150~~145
Section 5.10. Subsidiaries.	~~152~~147
Section 5.11. Additional Material Real Estate Assets.	~~153~~148
Section 5.12. Further Assurances.	~~153~~148
Section 5.13. Miscellaneous Covenants.	~~154~~149

ARTICLE 6
NEGATIVE COVENANTS

Section 6.01. Indebtedness.	~~155~~150
Section 6.02. Liens.	~~159~~154
Section 6.03. No Further Negative Pledges.	~~163~~158
Section 6.04. Restricted Junior Payments.	~~164~~158
Section 6.05. Restrictions on Subsidiary Distributions.	~~165~~160
Section 6.06. Investments.	~~166~~161
Section 6.07. Financial Covenants.	~~169~~163
Section 6.08. Fundamental Changes; Disposition of Assets; Acquisitions.	~~170~~165
Section 6.09. Sales and Leasebacks.	~~173~~168
Section 6.10. Transactions with Shareholders and Affiliates.	~~174~~168
Section 6.11. Conduct of Business.	~~175~~170
Section 6.12. Amendments or Waivers of Organizational Documents and Certain Related Agreements.	~~176~~170
Section 6.13. Amendments or Waivers with Respect to Junior Financing.	~~176~~170
Section 6.14. Fiscal Year.	~~176~~171
Section 6.15. Massachusetts Securities Corporation.	~~176~~171

ARTICLE 7
GUARANTY

Section 7.01. Guaranty of the Obligations.	~~177~~171
Section 7.02. Contribution by Guarantors.	~~177~~171
Section 7.03. Payment by Guarantors.	~~178~~172
Section 7.04. Liability of Guarantors Absolute.	~~178~~172
Section 7.05. Waivers by Guarantors.	~~181~~175
Section 7.06. Guarantors’ Rights of Subrogation, Contribution, Etc.	~~182~~176
Section 7.07. Subordination of Other Obligations.	~~182~~176
Section 7.08. Continuing Guaranty.	~~183~~177
Section 7.09. Authority of Guarantors or Borrower.	~~183~~177
Section 7.10. Financial Condition of Borrower.	~~183~~177
Section 7.11. Bankruptcy, Etc.	~~183~~177

Section 7.12. Discharge of Guaranty Upon Sale of Guarantor.	~~184~~178
Section 7.13. Keepwell	~~184~~178

ARTICLE 8
EVENTS OF DEFAULT

Section 8.01. Events of Default.	~~185~~179

ARTICLE 9
AGENTS

Section 9.01. Appointment of Agents.	~~189~~182
Section 9.02. Powers and Duties.	~~189~~183
Section 9.03. General Immunity.	~~190~~183
Section 9.04. Agents Entitled to Act as Lender.	~~191~~185
Section 9.05. Lenders’ Representations, Warranties and Acknowledgment.	~~192~~185
Section 9.06. Right to Indemnity.	~~192~~186
Section 9.07. Successor Administrative Agent, Collateral Agent and Swing Line Lender.	~~193~~187
Section 9.08. Collateral Documents and Guaranty.	~~195~~189
Section 9.09. Withholding Taxes.	~~197~~190
Section 9.10. Administrative Agent May File Bankruptcy Disclosure and Proofs of Claim.	~~197~~191

ARTICLE 10
MISCELLANEOUS

Section 10.01. Notices.	~~199~~192
Section 10.02. Expenses.	~~201~~194
Section 10.03. Indemnity.	~~202~~195
Section 10.04. Set-off.	~~203~~196
Section 10.05. Amendments and Waivers.	~~204~~197
Section 10.06. Successors and Assigns; Participations.	~~207~~200
Section 10.07. Independence of Covenants.	~~213~~206
Section 10.08. Survival of Representations, Warranties and Agreements.	~~213~~206
Section 10.09. No Waiver; Remedies Cumulative.	~~214~~206
Section 10.10. Marshalling; Payments Set Aside.	~~214~~207
Section 10.11. Severability.	~~214~~207
Section 10.12. Obligations Several; Independent Nature of Lenders’ Rights.	~~214~~207
Section 10.13. Headings.	~~215~~208
Section 10.14. APPLICABLE LAW.	~~215~~208
Section 10.15. CONSENT TO JURISDICTION.	~~215~~208
Section 10.16. WAIVER OF JURY TRIAL.	~~216~~209
Section 10.17. Confidentiality.	~~217~~209
Section 10.18. Usury Savings Clause.	~~218~~210

Section 10.19. Counterparts.	~~218~~211
Section 10.20. Effectiveness; Entire Agreement.	~~218~~211
Section 10.21. PATRIOT Act.	~~219~~211
Section 10.22. Electronic Execution of Assignments.	~~219~~211
Section 10.23. No Fiduciary Duty.	~~219~~212

APPENDICES

A-1	Initial Tranche A Term Loan Commitments
A-2	Initial Tranche B Term Loan Commitments
A-3	Revolving Commitments
B	Notice Addresses

SCHEDULES

1.1A	Asset Sales
1.1B	Closing Date Mortgaged Properties
1.1C	Immaterial Domestic Subsidiaries
1.1D	Existing Letters of Credit
1.1E	Acquired Business Non-Core Assets
4.01	Jurisdictions of Organization and Qualification, Capital Structure
4.02	Equity Interests and Ownership
4.11	Adverse Proceedings
4.13(b)	Real Estate Assets
4.13(c)	Intellectual Property Litigation
4.16	Material Contracts
4.24	Compliance with Statutes
5.12(c)	Post-Closing Actions
6.01	Certain Indebtedness
6.02	Certain Liens
6.03	Negative Pledges
6.04	Certain Restricted Payments
6.05	Certain Restrictions on Subsidiary Distributions
6.06(k)	Certain Investments
6.09	Sale and Leasebacks
6.10	Certain Affiliate Transactions

EXHIBITS

A-1	Funding Notice
A-2	Conversion/Continuation Notice
B-1	Tranche A Term Loan Note
B-2	Tranche B Term Loan Note

v

CREDIT AND GUARANTY AGREEMENT

This CREDIT AND GUARANTY AGREEMENT dated as of August 1, 2012, is entered into by and among HOLOGIC, INC., a Delaware corporation (the “Borrower”), certain Subsidiaries of the Borrower, as Guarantors, the Lenders party hereto from time to time, GOLDMAN SACHS BANK USA (“Goldman Sachs”), J.P. MORGAN SECURITIES LLC (“JPMS”) and CITIGROUP GLOBAL MARKETS INC. (“Citi”), as joint lead arrangers and joint lead bookrunners (in such capacities, the “Lead Arrangers”), JPMS and Citi, as co-syndication agents (in such capacities, the “Co-Syndication Agents”), DNB Bank ASA, The Bank of Tokyo-Mitsubishi UFJ Ltd. and Fifth Third Bank, as co-documentation agents (in such capacities, the “Co-Documentation Agents”) and Goldman Sachs, as administrative agent (together with its permitted successors in such capacity, the “Administrative Agent”) and as collateral agent (together with its permitted successors in such capacity, the “Collateral Agent”).

RECITALS:

WHEREAS, capitalized terms used and not defined in these Recitals shall have the respective meanings set forth for such terms in Section 1.01 hereof;

WHEREAS, Lenders have agreed to extend certain credit facilities to the Borrower, in an aggregate principal amount not to exceed $2,800,000,000, consisting of (i) $1,000,000,000 aggregate principal amount of Initial Tranche A Term Loans and $1,500,000,000 aggregate principal amount of Initial Tranche B Term Loans the proceeds of which (a) will be used to fund the Acquisition (including the Refinancing and paying fees, commissions and expenses in connection with the Acquisition) and (b) may be used to repurchase or redeem the Convertible Notes and (ii) $300,000,000 aggregate principal amount of Revolving Commitments, the proceeds of which may be used (a) to purchase, repurchase or redeem the Convertible Notes, (b) for capital expenditures permitted hereunder and Permitted Acquisitions, (c) to provide for the ongoing working capital requirements of the Borrower following the Acquisition and (d) for general corporate purposes;

WHEREAS, the Borrower has agreed to secure all of its Obligations by granting to the Collateral Agent, for the benefit of the Secured Parties, a First Priority Lien on substantially all of its assets, including a pledge of all of the Equity Interests of certain of its Domestic Subsidiaries and 65% of all the Equity Interests of certain of its First-Tier Foreign Subsidiaries and all of its intercompany Indebtedness;

WHEREAS, Guarantors have agreed to guarantee the obligations of the Borrower hereunder and to secure their respective Obligations by granting to the Collateral Agent, for the benefit of the Secured Parties, a First Priority Lien on each case in their capacity as such) shall be deemed to be an Affiliate of the Borrower or any of its Subsidiaries.

“Affiliate Assignment Agreement” means an Assignment and Assumption Agreement substantially in the form of Annex C to Exhibit K, with such amendments or modifications as may be approved by the Administrative Agent.

“Agent” means each of the Administrative Agent, the Co-Syndication Agents, the Collateral Agent, the Lead Arrangers, the Co-Documentation Agents and any other Person appointed under the Credit Documents to serve in an agent or similar capacity, including, without limitation, any Auction Manager.

“Agent Affiliates” as defined in Section 10.01(b)(iii).

“Aggregate Amounts Due” as defined in Section 2.17.

“Aggregate Payments” as defined in Section 7.02.

“Agreed Currency” means Dollars, Euro, Pounds Sterling and such other currencies as are acceptable to the Issuing Bank and Administrative Agent in their sole discretion.

“Agreement” means this Credit and Guaranty Agreement dated as of August 1, 2012, as it may be refinanced, amended, restated, amended and restated, supplemented or otherwise modified from time to time.

~~“Amendment Effective Date” as defined in the First Amendment.~~

“Applicable Date” as defined in Section 2.18(b).

“Applicable Margin” and “Applicable Revolving Commitment Fee Percentage” mean (i) with respect to Revolving Loans and Tranche A Term Loans that are Eurodollar Rate Loans and the Applicable Revolving Commitment Fee Percentage, (a) from the Closing Date until the date of delivery of the Compliance Certificate and the financial statements for the second full Fiscal Quarter after the Closing Date, a percentage, per annum, determined by reference to Tier 1 in the following table and (b) thereafter, a percentage, per annum, determined by reference to the Total Net Leverage Ratio in effect from time to time as set forth below:

Tier	Total Net Leverage Ratio	Applicable Margin	Applicable Revolving Commitment Fee Percentage
Tier 1	>4.00:1.00	3.00%	0.500%

Tier 2	≤4.00:1.00	2.75%	0.500%
	>3.00:1.00
Tier 3	≤3.00:1.00	2.50%	0.375%

; provided that from and after the First Amendment Effective Date, the following levels shall apply:

Tier	Total Net Leverage Ratio	Applicable Margin	Applicable Revolving Commitment Fee Percentage
Tier 1	>4.00:1.00	2.00%	0.500%
Tier 2	≤4.00:1.00	1.75%	0.500%
	>3.00:1.00
Tier 3	≤3.00:1.00	1.50%	0.375%

; and (ii) with respect to Swing Line Loans, Revolving Loans and Tranche A Term Loans that are Base Rate Loans, an amount equal to (a) the Applicable Margin for Eurodollar Rate Loans as set forth in clause (i)(a) or (i)(b) above, as applicable, minus (b) 1.00% per annum. No change in the Applicable Margin or the Applicable Revolving Commitment Fee Percentage (with the exception of the changes to the Applicable Margin made pursuant to the First Amendment which shall become effective on the First Amendment Effective Date) shall be effective until three (3) Business Days after the date on which the Administrative Agent shall have received the applicable financial statements and a Compliance Certificate pursuant to Section 5.01(c) calculating the Total Net Leverage Ratio. At any time the Borrower has not submitted to the Administrative Agent the applicable information as and when required under Section 5.01(c), the Applicable Margin and the Applicable Revolving Commitment Fee Percentage shall be determined by reference to Tier 1 in the above table. Within one (1) Business Day after receipt of the applicable information under Section 5.01(c), Administrative Agent shall give each Lender telefacsimile or telephonic notice (confirmed in writing) of the Applicable Margin and the Applicable Revolving Commitment Fee Percentage in effect from such date. In the event that any financial statement or certificate delivered pursuant to Section 5.01 is shown to be inaccurate (at a time when this Agreement is in effect and unpaid Obligations under this Agreement are outstanding (other than indemnities and other contingent obligations not yet due and payable)), and such inaccuracy, if corrected, would have led to the application of a higher Applicable Margin for any period (an “Applicable Period”) than the Applicable Margin applied for such Applicable Period, then (i) the Borrower shall immediately deliver to Administrative Agent a correct certificate required by Section 5.01 for such Applicable Period, (ii) the Applicable Margin shall be determined by reference to the applicable Tier in the above table for such Applicable Period based on the

“Euro” means the lawful currency of the Participating Member States introduced in accordance with the EMU Legislation.

“Eurodollar Rate Loan” means a Loan bearing interest at a rate determined by reference to the Adjusted Eurodollar Rate.

“Event of Default” means each of the conditions or events set forth in Section 8.01.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and any successor statute.

“Excluded Swap Obligation” means, with respect to any Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the Guaranty of such Guarantor of, or the grant by such Guarantor of a security interest to secure, such Swap Obligation (or any Guaranty thereof) (after giving ~~effect~~ effect to any keepwell, guaranty or other support agreement) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the Guaranty of such Guarantor or the grant of such security interest becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one “swap” within the meaning of section 1a(47) of the Commodity Exchange Act, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Guaranty or security interest is or becomes illegal.

“Excluded Subsidiary” means (i) any Subsidiary of the Borrower that is a Massachusetts securities corporation or a Receivables Entity, (ii) any Foreign Subsidiary and (iii) any Immaterial Domestic Subsidiary.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient: (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office, located in the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan (other than pursuant to an assignment request by the Borrower under

“Fair Share” as defined in Section 7.02.

“FATCA” means Sections 1471 through 1474 of the Internal Revenue Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with) and any current or future regulations or official interpretations thereof.

“FDA” means the United States Food and Drug Administration.

“Federal Funds Effective Rate” means for any day, the rate per annum (expressed as a decimal, rounded upwards if necessary, to the next higher 1/100 of 1%) equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided (i) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day and (ii) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate charged to the Administrative Agent, in its capacity as a Lender, on such day for such transactions as determined by the Administrative Agent.

“Financial Officer Certification” means, with respect to the financial statements for which such certification is required, the certification of the chief financial officer of the Borrower that such financial statements fairly present, in all material respects, the financial condition of the Borrower and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated, subject to changes resulting from audit and normal year-end adjustments, and, with respect to quarterly financial statements, absence of footnotes.

“First Amendment” means Refinancing Amendment No. 1 to this Agreement dated as of March 20, 2013.

“First Amendment Effective Date” means the “Amendment Effective Date” as defined in the First Amendment.

“First Priority” means, with respect to any Lien purported to be created in any Collateral pursuant to any Collateral Document, that such Lien is the only Lien to which such Collateral is subject, other than any Permitted Lien.

“First-Tier Foreign Subsidiary” means a Foreign Subsidiary, the Equity Interests of which are directly owned by a Domestic Subsidiary that is not a Subsidiary of a Foreign Subsidiary.

“Fiscal Quarter” means a fiscal quarter of any Fiscal Year.

“Initial Tranche A Term Loans” means all Tranche A Term Loans outstanding on the First Amendment Effective Date immediately prior to the effectiveness of the First Amendment.

“Initial Tranche B Term Loans” means all Tranche B Term Loans outstanding on the Second Amendment Effective Date immediately prior to the Refinancing (under and as defined in the Second Amendment).

“Installment” means a Tranche A Installment, a Tranche B Installment or a scheduled repayment of principal of New Term Loans, if any, pursuant to the proviso to Section 2.12(b), as the case may be.

“Institutional Incremental Term Facility” means a term Incremental Facility that is an Institutional Term Facility.

“Institutional Term Facility” means a term loan facility of the type marketed primarily to institutional term loan lenders (as opposed to commercial banks) in the primary syndication thereof (including, for the avoidance of doubt, the Tranche B Term Facility).

“Intellectual Property” has the meaning assigned to that term in the Pledge and Security Agreement.

“Intellectual Property Asset” means, at the time of determination, any interest (fee, license or otherwise) then owned by any Credit Party in any Intellectual Property.

“Intellectual Property Security Agreements” means the Trademark Security Agreement, the Copyright Security Agreement and the Patent Security Agreement as such terms are defined in the Pledge and Security Agreement.

“Intercompany Note” means that certain Intercompany Subordinated Demand Promissory Note, dated as of the Closing Date, by and among the Borrower and each of the Credit Parties and their respective Subsidiaries, each as a Payor and as a Payee, as it may be amended, supplemented or otherwise modified in accordance with the terms thereof from time to time.

“Interest Coverage Ratio” means the ratio as of the last day of (A) the first full Fiscal Quarter ending after the Closing Date of (i) Consolidated Adjusted EBITDA for the prior four (4)-Fiscal Quarter period ending on such date to (ii) Adjusted Consolidated Cash Interest Expense for such Fiscal Quarter period multiplied by four (4), (B) the second full Fiscal Quarter ending after the Closing Date of (i) Consolidated Adjusted EBITDA for the prior four (4)-Fiscal Quarter period ending on such date to (ii) Adjusted Consolidated Cash Interest Expense for such two(2)-Fiscal Quarter period multiplied by two (2), (C) the third full Fiscal Quarter ending after the Closing Date of (i) Consolidated Adjusted

“Lead Arrangers” as defined in the preamble hereto.

“Lender” means each financial institution listed on the signature pages hereto ~~or~~, to the First Amendment or to the Second Amendment as a Lender and any other Person that becomes a party hereto pursuant to an Assignment Agreement or a Joinder Agreement. For the avoidance of doubt, the “Swing Line Lender” shall be a “Lender” for purposes of this Agreement.

“Lender Counterparty” means each Lender, each Agent and each of their respective Affiliates counterparty to a Hedge Agreement (including any Person who is an Agent or a Lender (and any Affiliate thereof) as of the Closing Date but subsequently, whether before or after entering into a Hedge Agreement, ceases to be an Agent or a Lender, as the case may be).

“Letter of Credit” means (i) a commercial or standby letter of credit issued or to be issued by the Issuing Bank pursuant to this Agreement and (ii) the Existing Letters of Credit.

“Letter of Credit Application” means an application and agreement for the issuance or amendment of a Letter of Credit in the form from time to time in use by the Issuing Bank.

“Letter of Credit Sublimit” means the lesser of (i) $80,000,000 and (ii) the aggregate unused amount of the Revolving Commitments then in effect.

“Letter of Credit Usage” means, as at any date of determination, the sum of (i) the maximum aggregate Stated Amount which is, or at any time thereafter may become, available for drawing under all Letters of Credit then outstanding and (ii) the aggregate Dollar Equivalent of the amount of all drawings under Letters of Credit honored by the Issuing Bank and not theretofore reimbursed by or on behalf of the Borrower.

“Lien” means (i) any lien, mortgage, pledge, assignment, security interest, charge or encumbrance of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, and any lease or license in the nature thereof) and any option, trust or other preferential arrangement having the practical effect of any of the foregoing and (ii) in the case of Securities, any purchase option, call or similar right of a third party with respect to such Securities.

“Limited Condition Acquisition” means any Permitted Acquisition which the Borrower or one or more of its Subsidiaries has contractually committed to consummate, the terms of which do not condition the Borrower’s or such Subsidiary’s, as applicable, obligation to close such Permitted Acquisition on the availability of third-party financing.

substance or legal defeasance), sinking fund, cash settlement or similar payment with respect to Junior Financing prior to the scheduled maturity thereof.

“Revaluation Date” means each of the following: (i) each date of issuance of any Letter of Credit, (ii) each date of any amendment of any Letter of Credit that has the effect of increasing the Stated Amount thereof and (iii) each date of any payment by the Issuing Bank under any Letter of Credit.

“Revolving Commitment” means the commitment of a Lender to make or otherwise fund any Revolving Loan and to acquire participations in Letters of Credit and Swing Line Loans hereunder, and “Revolving Commitments” means such commitments of all Lenders in the aggregate. The amount of each Lender’s Revolving Commitment, if any, as of the First Amendment Effective Date is the amount set forth by such Lender’s name under the caption “Refinancing Revolving Commitment” on Schedule 2 attached to the First Amendment or in the applicable Assignment Agreement or Joinder Agreement, as applicable, subject to any adjustment or reduction pursuant to the terms and conditions hereof. The aggregate amount of the Revolving Commitments as of the First Amendment Effective Date is $300,000,000.

“Revolving Commitment Period” means the period from the First Amendment Effective Date to, but excluding, the Revolving Commitment Termination Date.

“Revolving Commitment Termination Date” means the earliest to occur of (i) August 1, 2017, (ii) the date the Revolving Commitments are permanently reduced to zero pursuant to Section 2.13(b) or 2.14, and (iii) the date of the termination of the Revolving Commitments pursuant to Section 8.01.

“Revolving Exposure” means, with respect to any Lender, as of any date of determination, (i) prior to the termination of the Revolving Commitments, that Lender’s Revolving Commitment; and (ii) after the termination of the Revolving Commitments, the sum of (a) the aggregate outstanding principal amount of the Revolving Loans of that Lender, (b) in the case of the Issuing Bank, the aggregate Letter of Credit Usage in respect of all Letters of Credit issued by that Lender (net of any participations by Lenders in such Letters of Credit), (c) the aggregate amount of all participations by that Lender in any outstanding Letters of Credit or any unreimbursed drawing under any Letter of Credit, (d) in the case of the Swing Line Lender, the aggregate outstanding principal amount of all Swing Line Loans (net of any participations therein by other Lenders) and (e) the aggregate amount of all participations by that Lender in any outstanding Swing Line Loans; provided that for purposes of Section 2.22(a)(iii)(y), “Revolving Exposure” shall, at all times, have the meaning set forth in clause (ii) above.

“Revolving Lender” means a Lender with a Revolving Commitment or an outstanding Revolving Loan.

“Revolving Loan” means a Loan made by a Lender to the Borrower pursuant to Section 2.02(a), Section 2.24 or Section 2.26.

“Revolving Loan Note” means a promissory note in the form of Exhibit B-3, as amended, restated, amended and restated, supplemented or otherwise modified from time to time.

“S&P” means Standard & Poor’s, a Division of The McGraw-Hill Companies, Inc.

“Sanctions” as defined in Section 4.27.

“Second Amendment” means Refinancing Amendment No. 2 to this Agreement dated as of August 2, 2013.

“Second Amendment Effective Date” means the “Second Amendment Effective Date” as defined in the Second Amendment.

“Secured Parties” has the meaning assigned to that term in the Pledge and Security Agreement.

“Securities” means any stock, shares, partnership interests, voting trust certificates, certificates of interest or participation in any profit-sharing agreement or arrangement, options, warrants, bonds, debentures, notes or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as “securities” or any certificates of interest, shares or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing.

“Securities Act” means the Securities Act of 1933, as amended from time to time, and any successor statute.

“Senior Notes” means the $1,000,000,000 6.25% Senior Notes due 2020 issued under the indenture dated as of August 1, 2012 by and among the Borrower, the Subsidiaries party thereto and Wells Fargo Bank, National Association, as trustee.

“Senior Representative” means, with respect to any series of Permitted First Priority Refinancing Debt, Permitted Second Priority Refinancing Debt or secured Permitted Incremental Equivalent Debt, the trustee, administrative agent, collateral agent, security agent or similar agent under the indenture or other principal amount of all outstanding Swing Line Loans and (iii) the Letter of Credit Usage.

“Tranche A Installment” as defined in Section 2.12(a).

“Tranche A Term Loan” means a Tranche A Term Loan made by a Lender to the Borrower pursuant to Section 2.01(a)(i).

“Tranche A Term Loan Commitment” means the commitment of a Lender to make or otherwise fund a Tranche A Term Loan, and “Tranche A Term Loan Commitments” means such commitments of all Lenders in the aggregate. The amount of each Lender’s Tranche A Term Loan Commitment, if any, as of the First Amendment Effective Date is set forth under the caption “Refinancing Term Commitment” on Schedule 1 to the First Amendment or in the applicable Assignment Agreement, subject to any adjustment or reduction pursuant to the terms and conditions hereof. The aggregate amount of the Tranche A Term Loan Commitments as of the First Amendment Effective Date is $975,000,000, which is equal to the aggregate principal amount of the Initial Tranche A Term Loans outstanding immediately prior to the effectiveness of the First Amendment.

“Tranche A Term Loan Exposure” means, with respect to any Lender, as of any date of determination, the outstanding principal amount of the Tranche A Term Loan of such Lender; provided, at any time prior to the making of the Tranche A Term Loans, the Tranche A Term Loan Exposure of any Lender shall be equal to such Lender’s Tranche A Term Loan Commitment.

“Tranche A Term Loan Maturity Date” means the earlier of (i) August 1, 2017 and (ii) the date on which all Tranche A Term Loans shall become due and payable in full hereunder, whether by acceleration or otherwise.

“Tranche A Term Loan Note” means a promissory note in the form of Exhibit B-1, as amended, restated, amended and restated, supplemented or otherwise modified from time to time.

“Tranche B Installment” as defined in Section 2.12(b).

“Tranche B Term Loan” means a Tranche B Term Loan made by a Lender to the Borrower pursuant to Section 2.01(a)(ii).

“Tranche B Term Loan Commitment” means the commitment of a Lender to make or otherwise fund a Tranche B Term Loan, and “Tranche B Term Loan Commitments” means such commitments of all Lenders in the aggregate. The amount of each Lender’s Tranche B Term Loan Commitment, if any, as of the Second Amendment Effective Date is set forth ~~on Appendix A-2~~under the caption “Refinancing Term Commitment” on Schedule 1 to the

Second Amendment or in the applicable Assignment Agreement, subject to any adjustment or reduction pursuant to the terms and conditions hereof. The aggregate amount of the Tranche B Term Loan Commitments as of the ~~Closing Date is $1,500,000,000.~~Second Amendment Effective Date is equal to the aggregate principal amount of the Initial Tranche B Term Loans outstanding immediately prior to the Refinancing (as defined in the Second Amendment) occurring on the Second Amendment Effective Date.

“Tranche B Term Loan Exposure” means, with respect to any Lender, as of any date of determination, the outstanding principal amount of the Tranche B Term Loan of such Lender; provided, at any time prior to the making of the Tranche B Term Loans, the Tranche B Term Loan Exposure of any Lender shall be equal to such Lender’s Tranche B Term Loan Commitment.

“Tranche B Term Loan Maturity Date” means the earlier of (i) August 1, 2019 and (ii) the date that all Tranche B Term Loans shall become due and payable in full hereunder, whether by acceleration or otherwise.

“Tranche B Term Loan Note” means a promissory note in the form of Exhibit B-2, as amended, restated, amended and restated, supplemented or otherwise modified from time to time.

“Transaction Costs” means the fees, commissions, costs and expenses payable by the Borrower or any of the Borrower’s Subsidiaries on or before the Closing Date in connection with the transactions contemplated by the Credit Documents and the Related Agreements.

“Type of Loan” means (i) with respect to either Term Loans or Revolving Loans, a Base Rate Loan or a Eurodollar Rate Loan, and (ii) with respect to Swing Line Loans, a Base Rate Loan.

“U.S. Lender” as defined in Section 2.20(c).

“U.S. Person” means any “United States Person” as defined in Section 7701(a)(30) of the Internal Revenue Code.

“UCC” means the Uniform Commercial Code (or any similar or equivalent legislation) as in effect from time to time in any applicable jurisdiction.

“Waivable Mandatory Prepayment” as defined in Section 2.15(c).

“Weighted Average Yield” means with respect to any Indebtedness, on any date of determination, the weighted average yield to maturity, in each case, based on the interest rate applicable to such Indebtedness on such date and giving effect to all upfront or similar fees or original issue discount payable with respect to such Loan, as determined by the Administrative Agent.

clause (y) of the proviso to paragraph (f) of the definition of Consolidated Adjusted EBITDA or paragraph (k) of the definition of Consolidated Adjusted EBITDA.

(d) In the event that the Borrower or any Subsidiary incurs (including by assumption or guarantees) or repays (including by redemption, repayment, retirement or extinguishment) any Indebtedness included in the calculations of the Net Senior Secured Leverage Ratio or the Total Net Leverage Ratio (other than Indebtedness incurred or repaid under any revolving credit facility in the ordinary course of business for working capital purposes), subsequent to the end of the applicable Test Period and prior to or simultaneously with the event for which the calculation of any such ratio is made, then the Net Senior Secured Leverage Ratio or the Total Net Leverage Ratio, as applicable, shall be calculated giving pro forma effect to such incurrence or repayment of Indebtedness, to the extent required, as if the same had occurred on the last day of the applicable Test Period.

ARTICLE 2

LOANS AND LETTERS OF CREDIT

Section 2.01. Term Loans.

(a) Loan Commitments. (i) Subject to the terms and conditions of the First Amendment, each Refinancing Term Lender (as defined therein) severally agrees to make, on the First Amendment Effective Date, a Tranche A Term Loan to the Borrower in Dollars in an amount equal to such Lender’s Tranche A Term Loan Commitment; and (ii) subject to the terms and conditions ~~hereof~~of the Second Amendment, each Refinancing Term Lender (as defined therein) severally agrees to make, on the ~~Closing~~Second Amendment Effective Date, a Tranche B Term Loan to the Borrower in Dollars in an amount equal to such Lender’s Tranche B Term Loan Commitment.

The Borrower may make (x) only one borrowing under the Tranche B Term Loan Commitments which shall be on the ~~Closing~~Second Amendment Effective Date and (y) only one borrowing under the Tranche A Term Loan Commitments which shall be on the First Amendment Effective Date. Any amounts borrowed under this Section 2.01(a) with respect to the Tranche A Term Loan and the Tranche B Term Loan and subsequently repaid or prepaid may not be reborrowed. Subject to Sections 2.13(a) and 2.14, all amounts owed hereunder with respect to the Tranche A Term Loans and the Tranche B Term Loans shall be paid in full no later than the Tranche A Term Loan Maturity Date and the Tranche B Term Loan Maturity Date, respectively. Each Lender’s (i) Tranche A Term Loan Commitment shall terminate immediately and without further action on the First Amendment Effective Date, and (ii) Tranche B Term Loan Commitment shall terminate immediately and without further action on the

~~Closing~~Second Amendment Effective Date, in each case, upon and after giving effect to the funding of such Lender’s Tranche A Term Loan and/or Tranche B Term Loan on such date.

(b)	Borrowing Mechanics for Initial Tranche A Term Loan and Initial Tranche B Term Loan.

(i) The Borrower shall deliver to the Administrative Agent a fully executed Funding Notice no later than (x) 10:00 a.m. (New York City time) on a date that is one Business Day prior to the Closing Date with respect to Base Rate Loans and (y) 10:00 a.m. (New York City time) on a date that is three Business Days prior to the Closing Date with respect to Eurodollar Rate Loans (or, in either case, such shorter period as may be acceptable to Administrative Agent). Promptly upon receipt by the Administrative Agent of such Funding Notice, the Administrative Agent shall notify each Lender of the proposed borrowing.

(ii) Each Lender shall make its Initial Tranche A Term Loan and/or Initial Tranche B Term Loan, as the case may be, available to the Administrative Agent not later than 12:00 noon (New York City time) on the Closing Date, by wire transfer of same day funds in Dollars, at the Principal Office designated by the Administrative Agent. Upon satisfaction or waiver of the conditions precedent specified herein, the Administrative Agent shall make the proceeds of the applicable Term Loans available to the Borrower on the Closing Date, by causing an amount of same day funds in Dollars equal to the proceeds of all such Loans received by the Administrative Agent from the Lenders to be credited to the account of the Borrower at the Principal Office designated by the Administrative Agent or to such other account as may be designated in writing to the Administrative Agent by the Borrower.

Section 2.02. Revolving Loans.

(a) Revolving Commitments. During the Revolving Commitment Period, subject to the terms and conditions hereof, each Lender severally agrees to make Revolving Loans to the Borrower in Dollars in an aggregate amount up to but not exceeding such Lender’s Revolving Commitment; provided that after giving effect to the making of any Revolving Loans in no event shall the Total Utilization of Revolving Commitments exceed the Revolving Commitments then in effect. Amounts borrowed pursuant to this Section 2.02(a) may be repaid and reborrowed during the Revolving Commitment Period. Each Lender’s Revolving Commitment shall expire on the Revolving Commitment Termination Date and all Revolving Loans and all other amounts owed hereunder with respect to the Revolving Loans and the Revolving Commitments shall be paid in full no later than such date.

Nothing in this Section 2.05(b) shall be deemed to relieve any Lender from its obligation to fulfill its Term Loan Commitments and Revolving Commitment hereunder or to prejudice any rights that the Borrower may have against any Lender as a result of any default by such Lender hereunder.

Section 2.06. Use of Proceeds. (a) The proceeds of the Initial Tranche A Term Loans and the Initial Tranche B Term Loans shall be applied by the Borrower to fund the Acquisition (including the Refinancing and paying fees, commissions and expenses and other Transaction Costs in connection with the Acquisition and the issuance of the Senior Notes) and may be used to pay Convertible Note Repayment Obligations, purchase or repurchase Convertible Notes pursuant to Section 6.04(c)(y) or fund the Convertible Note Repayment Reserve as permitted hereunder. The proceeds of the Refinancing Term Loans made on the First Amendment Effective Date pursuant to the First Amendment shall be used on the First Amendment Effective Date to prepay in full all Initial Tranche A Term Loans. The proceeds of the Refinancing Term Loans made on the Second Amendment Effective Date pursuant to the Second Amendment shall be used on the Second Amendment Effective Date to prepay in full all Initial Tranche B Term Loans.

(b) The proceeds of the Revolving Loans, Swing Line Loans and Letters of Credit made or issued on and after the First Amendment Effective Date shall be applied by the Borrower to the working capital and general corporate purposes of the Borrower and its Subsidiaries, including Permitted Acquisitions and permitted capital expenditures, and may be used to pay Convertible Note Repayment Obligations, purchase or repurchase Convertible Notes pursuant to Section 6.04(c)(y) or fund the Convertible Note Repayment Reserve as permitted hereunder.

(c) No portion of the proceeds of any Credit Extension shall be used in any manner that causes or might cause such Credit Extension or the application of such proceeds to violate Regulation T, Regulation U or Regulation X of the Board of Governors or any other regulation thereof or to violate the Exchange Act.

Section 2.07. Evidence of Debt; Register; Notes. (a) Lenders’ Evidence of Debt. Each Lender shall maintain on its internal records an account or accounts evidencing the Obligations of the Borrower to such Lender, including the amounts of the Loans made by it and each repayment and prepayment in respect thereof. Any such recordation shall be conclusive and binding on the Borrower, absent manifest error; provided that the failure to make any such recordation, or any error in such recordation, shall not affect any Lender’s Revolving Commitment or the Borrower’s Obligations in respect of any applicable Loans; and provided further, in the event of any inconsistency between the Register and any Lender’s records, the recordations in the Register shall govern in the absence of demonstrable error therein.

(ii) in the case of Swing Line Loans, at the Base Rate plus the Applicable Margin; and

(iii) in the case of Tranche B Term Loans:

(A) from the Closing Date to (but excluding) the Second Amendment Effective Date:

(~~A~~1) if a Base Rate Loan, at the Base Rate plus 2.50%; or

(2) if a Eurodollar Rate Loan, at the Adjusted Eurodollar Rate plus 3.50%; and

(B) from and after the Second Amendment Effective Date,

(1) if a Base Rate Loan, at the Base Rate plus 1.75%; or

(~~B~~2) if a Eurodollar Rate Loan, at the Adjusted Eurodollar Rate plus ~~3.50~~2.75%.

(b) The basis for determining the rate of interest with respect to any Loan (except a Swing Line Loan which can be made and maintained only as a Base Rate Loan), and the Interest Period with respect to any Eurodollar Rate Loan, shall be selected by the Borrower and notified to the Administrative Agent and Lenders pursuant to the applicable Funding Notice or Conversion/Continuation Notice, as the case may be; provided, until the date on which the Administrative Agent notifies the Borrower that the primary syndication of the Loans and Revolving Commitments has been completed, as determined by the Administrative Agent, the Term Loans shall be maintained as either (i) Eurodollar Rate Loans having an Interest Period of no longer than one month or (ii) Base Rate Loans. If on any day a Loan is outstanding with respect to which a Funding Notice or Conversion/Continuation Notice has not been delivered to the Administrative Agent in accordance with the terms hereof specifying the applicable basis for determining the rate of interest, then for that day such Loan shall be a Base Rate Loan.

(c) In connection with Eurodollar Rate Loans there shall be no more than ten (10) Interest Periods outstanding at any time. In the event the Borrower fails to specify between a Base Rate Loan or a Eurodollar Rate Loan in the applicable Funding Notice or Conversion/Continuation Notice, such Loan will be made as a Base Rate Loan or (if outstanding as a Eurodollar Rate Loan) will be automatically converted into a Base Rate Loan on the last day of the then current Interest Period for such Loan or (if outstanding as a Base Rate Loan) will remain determined as of the close of business on any date of determination) during the applicable quarterly period or portion thereof, as applicable.

All fees referred to in this Section 2.11(a) shall be paid to the Administrative Agent at its Principal Office and, upon receipt, the Administrative Agent shall promptly distribute to each applicable Lender its Pro Rata Share thereof.

(b) The Borrower agrees to pay directly to each Issuing Bank, for its own account, the following fees:

(i) a fronting fee equal to the rate or rates per annum separately agreed upon by the Borrower and such Issuing Bank, times the average daily amount of the Letter of Credit Usage with respect to all Letters of Credit issued by such Issuing Bank (excluding any portion thereof attributable to unreimbursed amounts in respect of payments made by such Issuing Bank pursuant to any such Letter of Credit) during the period from and including the First Amendment Effective Date to but excluding the later of the Revolving Commitment Termination Date and the date on which there ceases to be any Letter of Credit Usage with respect to all Letters of Credit issued by such Issuing Bank; and

(ii) such documentary and processing charges for any issuance, amendment, transfer or payment of a Letter of Credit as are in accordance with such Issuing Bank’s standard schedule for such charges as in effect at the time of such issuance, amendment, transfer or payment, as the case may be.

(c) All fees referred to in Sections 2.11(a) and 2.11(b) shall be calculated on the basis of a 360-day year and the actual number of days elapsed and shall be payable quarterly in arrears on the last Business Day of each Fiscal Quarter during the Revolving Commitment Period, commencing on the first such date to occur after the First Amendment Effective Date, and ending on the Revolving Commitment Termination Date.

(d) In addition to any of the foregoing fees, the Borrower agrees to pay to the Agents such other fees in the amounts and at the times separately agreed upon.

Section 2.12. Scheduled Payments/Commitment Reductions. (a) The principal amounts of the Tranche A Term Loans shall be repaid in consecutive quarterly installments (each, a “Tranche A Installment”) in the aggregate amounts and, on the corresponding “Amortization Dates,” set forth in the table below, commencing October 31, 2012:

Amortization Date	Tranche A Installments
October 31, 2012	$12,500,000

reduction of the Revolving Commitments shall be effective on the date specified in the Borrower’s notice and shall reduce the Revolving Commitment of each Lender proportionately to its Pro Rata Share thereof.

(c) Tranche B Term Loan Call Protection. In the event that all or any portion of the Tranche B Term Loans is (i) repaid, prepaid, refinanced or replaced (including, without limitation, with Refinancing Indebtedness) or (ii) repriced or effectively refinanced through any waiver, consent, amendment or amendment and restatement (including, without limitation, a Refinancing Amendment) (in each case, in connection with any waiver, consent, amendment or amendment and restatement to the Tranche B Term Loans directed at, or the result of which would be, the lowering of the Weighted Average Yield of the Tranche B Term Loans or the incurrence of any Indebtedness having a Weighted Average Yield that is less than the Weighted Average Yield of the Tranche B Term Loans (or portion thereof) so repaid, prepaid, refinanced, replaced or repriced (a “Repricing Transaction”)) occurring on or prior to the ~~first~~six month anniversary of the ~~Closing~~Second Amendment Effective Date, such repayment, prepayment, refinancing, replacement or repricing will be made at 101.0% of the principal amount of the Tranche B Term Loans so repaid, prepaid, refinanced, replaced or repriced on or prior to the six month anniversary of the Second Amendment Effective Date. If all or any portion of the Tranche B Term Loans held by any Lender is repaid, prepaid, refinanced or replaced (including through a mandatory assignment) pursuant to Section 2.23 as a result of, or in connection with, such Lender not agreeing or otherwise consenting to any waiver, consent or amendment referred to in clause (ii) above (or otherwise in connection with a Repricing Transaction), such repayment, prepayment, refinancing or replacement will be made at 101.0% of the principal amount of the Tranche B Term Loans so repaid, prepaid, refinanced or replaced. It is expressly agreed that, notwithstanding anything to the contrary herein, no premium, penalty or call protection under this Section 2.13(c) shall be due in connection with a mandatory prepayment of Loans required pursuant to Section 2.14 hereof other than a mandatory prepayment under Section 2.14(d).

Section 2.14. Mandatory Prepayments/Commitment Reductions. (a) Asset Sales. Subject to Section 2.15(e), no later than the fifth Business Day following the date of receipt by the Borrower or any of its Subsidiaries of any Net Asset Sale Proceeds arising from an Asset Sale, the Borrower shall prepay the Loans as set forth in Section 2.15(b) in an aggregate amount equal to such Net Asset Sale Proceeds; provided so long as no Default or Event of Default shall have occurred and be continuing, the Borrower shall have the option, directly or through one or more of its Subsidiaries, to invest or commit to invest such Net Asset Sale Proceeds within one year of receipt thereof in long-term productive assets of the general type used in the business of the Borrower and its Subsidiaries, including through a Permitted Acquisition; provided that if any amount is so committed to be reinvested within such one-year period, but is not reinvested within the later to

(p) Closing Date Certificate. The Borrower shall have delivered to the Administrative Agent an originally executed Closing Date Certificate, together with all attachments thereto.

(q) Closing Date. Lenders shall have made the Initial Tranche A Term Loans and Initial Tranche B Term Loans to the Borrower on or before October 29, 2012.

(r) Letter of Direction. The Administrative Agent shall have received a duly executed letter of direction from the Borrower addressed to the Administrative Agent, on behalf of itself and Lenders, directing the disbursement on the Closing Date of the proceeds of the Loans made on such date.

(s) PATRIOT Act. At least three (3) days prior to the Closing Date, each Lender shall have received all documentation and other information required by bank regulatory authorities under applicable “know-your-customer” and anti-money laundering rules and regulations, including the U.S.A. PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001), the “PATRIOT Act”) to the extent requested in writing by such Lender in writing at least 10 days prior to the Closing Date.

(t) Specified Transactions. From and including April 29, 2012 through the Closing Date, neither the Borrower nor any of its Subsidiaries (prior to giving effect to the Acquisition) shall have consummated any merger (other than any merger of a Domestic Subsidiary into another Domestic Subsidiary or a Subsidiary into the Borrower), acquisition or disposition (other than any disposition effected to satisfy one or more of the conditions precedent set forth in the Acquisition Agreement) or paid any dividend (other than any dividends made from a Subsidiary to another Subsidiary or made by a Subsidiary to Borrower) or effected any share buybacks (or entered into an agreement to consummate any of the foregoing) (each a “Specified Transaction”) other than the Acquisition, except any such Specified Transactions (x) in the ordinary course of business, (y) that are not in the ordinary course of business and involve, in the aggregate across all such Specified Transactions, no more than $100,000,000 of consideration or payments, as applicable, or (z) consented to by each of the Lead Arrangers (such consent not to be unreasonably withheld or delayed).

Section 3.02. Conditions to Each Credit Extension. (a) Conditions Precedent. The obligation of each Lender to make any Loan, or the Issuing Bank to issue any Letter of Credit, on any Credit Date, including the Closing Date, are subject to the satisfaction, or waiver in accordance with Section 10.05, of the following conditions precedent:

Intellectual Property of the Borrower and its Subsidiaries, as applicable, is placed in escrow for the benefit of the agreement party that do not materially interfere with the conduct of the Borrower’s or any of its Subsidiaries’ business as conducted on the Closing Date (or as permitted by Section 6.11) or materially detract from the value thereof; provided that (1) the escrowed Intellectual Property is only released to the agreement party upon the bankruptcy, cessation of business, repudiation of material obligations or similar industry standard trigger events of the Borrower and its Subsidiaries and (2) upon such release, the agreement party’s use is limited to its internal use only, consistent with the manner in which the Intellectual Property was used by the Borrower and/or its Subsidiaries on behalf ~~on~~of the agreement party prior to the technology’s release from escrow; and

(cc) other Liens securing Indebtedness in an aggregate amount not to exceed $100,000,000.

Section 6.03. No Further Negative Pledges. No Credit Party nor any of its Subsidiaries shall enter into any agreement prohibiting the creation or assumption of any Lien upon any of its properties or assets, whether now owned or hereafter acquired, to secure the Obligations except (a) with respect to specific property subject to a Lien permitted hereunder to secure payment of Indebtedness permitted hereunder or to be sold pursuant to an executed agreement with respect to ~~a~~an Asset Sale permitted hereunder; provided that such restrictions are limited to the property so encumbered or subject to such Asset Sale, (b) customary restrictions contained in any Permitted License, lease or similar agreement permitted hereunder (provided that such restrictions are limited to the property or assets subject to such Permitted License, lease or similar agreement), (c) customary provision in joint venture agreements applicable to joint ventures permitted hereunder; provided that such restrictions are applicable solely to such joint venture entered into in the ordinary course of business, (d) customary provisions set forth in Co-Development Agreements; provided that such restrictions are applicable solely to the property subject to such Co-Development Agreement, (e) with respect to Discontinued Real Property, (f) restrictions identified on Schedule 6.03, (g) restrictions set forth in Indebtedness permitted under Section 6.01(f) that impose restrictions on the property so acquired in connection with the Permitted Acquisition referred to in Section 6.01(f), (h) restrictions under any Refinancing Indebtedness or Permitted Incremental Equivalent Debt and (i) restrictions contained in the indentures relating to the Convertible Notes and the Senior Notes.

Section 6.04. Restricted Junior Payments. No Credit Party shall, nor shall it permit any of its Subsidiaries or Affiliates through any manner or means or through any other Person to, directly or indirectly, declare, order, pay, make or set apart, or agree to declare, order, pay, make or set apart, any sum for any Restricted Junior Payment, except (a) each Subsidiary may make Restricted a substantially concurrent issuance of new Equity Interests, (j) any Credit Party may make any Restricted Junior Payment on account of the repurchase of Equity Interests deemed to occur upon exercise of stock options, warrants or similar rights or grant, vesting or lapse of restrictions on the grant of any other performance shares, restricted stock, restricted stock units or other equity awards to the extent that shares of such Equity Interests represent all or a portion of (i) the exercise or purchase price of such options, warrants or similar rights or other equity awards and (ii) the amount of withholding taxes owed by the recipient of such award in respect of such grant, exercise, vesting or lapse of restrictions covered by clause (i) and (k) so long as no Default or Event of Default shall have occurred and be continuing or shall be caused thereby, the Borrower may make other Restricted Junior Payments in an aggregate amount during the term of this Agreement not to exceed the sum of (i) $~~25,000,000~~250,000,000 plus (ii) if, both immediately before and after giving effect such payment, the Total Net Leverage Ratio is less than ~~3.50~~4.00:1.00, the Available ECF Amount.

Section 6.05. Restrictions on Subsidiary Distributions. No Credit Party shall, nor shall it permit any of its Subsidiaries to, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Subsidiary of the Borrower to (a) pay dividends or make any other distributions on any of such Subsidiary’s Equity Interests owned by the Borrower or any other Subsidiary of the Borrower, (b) repay or prepay any Indebtedness owed by such Subsidiary to the Borrower or any other Subsidiary of the Borrower, (c) make loans or advances to the Borrower or any other Subsidiary of the Borrower or (d) transfer, lease or license any of its property or assets to the Borrower or any other Subsidiary of the Borrower other than (i) with respect to specific property subject to a Lien permitted hereunder to secure payment of Indebtedness permitted hereunder or to be sold pursuant to an executed agreement with respect to ~~a~~an Asset Sale permitted hereunder; provided that such restrictions are limited to the property so encumbered or subject to such Asset Sale, (ii) customary restrictions contained in any Permitted License, leases or similar agreements permitted hereunder; provided that such restrictions are limited to the property or assets subject to such Permitted License, lease or similar agreement, (iii) customary provision in joint venture agreements applicable to joint ventures permitted hereunder; provided that such restrictions are applicable solely to such joint venture entered into in the ordinary course of business, (iv) customary provision set forth in Co-Development Agreements; provided that such restrictions are applicable solely to the property subject to such Co-Development Agreements, (v) with respect to Discontinued Real Property, (vi) restrictions identified on Schedule 6.05, (vii) restrictions set forth in Indebtedness permitted under Section 6.01(f) that imposes restrictions on the property so acquired in connection with the Permitted Acquisition referred to in Section 6.01(f), Section 6.01(g) (to the extent not more restrictive that the restrictions contained in this Agreement), 6.01(k) (to the extent not more restrictive that the restrictions contained in this Agreement), Section 6.01(m)(ii) (solely with respect to the entity

Massachusetts securities corporation, or be liquidated, wound up or dissolved, or all or any part of its business, property or assets may be conveyed, sold, leased, transferred or otherwise Disposed of, in one transaction or a series of transactions, to any other Massachusetts securities corporation; and (iii) any Subsidiary that is not a Credit Party may be merged with or into any other Subsidiary, or be liquidated, wound up or dissolved, or all or any part of its business, property or assets may be conveyed, sold, leased, transferred or otherwise Disposed of, in one transaction or a series of transactions to any other Subsidiary ~~(other than an Excluded Subsidiary)~~;

(b) sales, licenses, leases or other Dispositions of assets that do not constitute Asset Sales;

(c) Asset Sales; provided (A) the consideration received for such assets shall be in an amount at least equal to the fair market value thereof (determined in good faith by the board of directors of the Borrower (or similar governing body)), (B) no less than 70% thereof shall be paid in Cash; provided that for the purpose of this clause (B), the following shall be deemed to be Cash: (1) any securities received by the Borrower or such Subsidiary that are converted by the Borrower or such Subsidiary into Cash or Cash Equivalents (to the extent of the Cash or Cash Equivalents received in such conversion) within 180 days following the closing of the applicable Asset Sale and (2) any Designated Non-Cash Consideration in respect of such Asset Sale having an aggregate fair market value, taken together with the Designated Non-Cash Consideration in respect of all such Asset Sales, not to exceed at any time the greater of $100,000,000 and 1% of Total Assets, (C) the Net Asset Sale Proceeds thereof shall be applied as required by Section 2.14(a) and (D) at the time of such Asset Sale, no Default or Event of Default shall have occurred and be continuing or would result therefrom (it being understood and agreed that the proceeds of such Asset Sales shall be valued at the principal amount thereof in the case of non-Cash proceeds consisting of notes or other debt Securities and valued at fair market value in the case of other non-Cash proceeds);

(d) Disposals of obsolete, worn out or surplus property or damaged property no longer useful in the business of the Borrower and its Subsidiaries;

(e) Permitted Acquisitions;

(f) Investments made in accordance with Section 6.06 and Sale and Leaseback Transactions made in accordance with Section 6.09;

(g) (i) the abandonment of rights, franchises, licenses, trade names, copyrights, patents, trademarks or other Intellectual Property that are, in the reasonable judgment of the Borrower, either no longer economically practicable to maintain or no longer useful in the conduct of the business of the Borrower and have any responsibility with respect to the accuracy of or the completeness of any information provided to Lenders.

(b) Each Lender, by delivering (or if delivered in escrow, upon releasing from such escrow) its signature page to this Agreement, an Assignment Agreement ~~or a~~, Joinder Agreement or an amendment hereto and funding (i) its Initial Tranche A Term Loan, Initial Tranche B Term Loan and/or Revolving Loans on the Closing Date ~~or funding~~, (ii) its Tranche A Term Loan or making Revolving Commitments available, as applicable on the First Amendment Effective Date, (iii) its Tranche B Term Loan on the Second Amendment Effective Date or ~~by the funding of~~(iv) any New Term Loans or New Revolving Loans, as the case may be, shall be deemed to have acknowledged receipt of, and consented to and approved, each Credit Document and each other document required to be approved by any Agent, the Requisite Lenders or the Lenders, as applicable on the Closing Date, or as of the date of funding of such Tranche A Term Loans, Tranche B Term Loans, Revolving Loans or New Loans.

(c) Each Lender acknowledges that the Borrower may purchase Tranche B Term Loans hereunder from Lenders from time to time, subject to the restrictions set forth in Section 10.06.

Section 9.06. Right to Indemnity. Each Lender, in proportion to its Pro Rata Share, severally agrees to indemnify each Agent, to the extent that such Agent shall not have been reimbursed by any Credit Party, for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including reasonable counsel fees and disbursements) or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against such Agent in exercising its powers, rights and remedies or performing its duties hereunder or under the other Credit Documents or otherwise in its capacity as such Agent in any way relating to or arising out of this Agreement or the other Credit Documents; provided, no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from such Agent’s gross negligence or willful misconduct, as determined by a final, non-appealable judgment of a court of competent jurisdiction. If any indemnity furnished to any Agent for any purpose shall, in the opinion of such Agent, be insufficient or become impaired, such Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished; provided, in no event shall this sentence require any Lender to indemnify any Agent against any liability, obligation, loss, damage, penalty, action, judgment, suit, cost, expense or disbursement in excess of such Lender’s Pro Rata Share thereof; and provided further, this sentence shall not be deemed to require any Lender to indemnify any Agent against any liability, obligation, loss, damage, penalty, action, judgment, suit, cost, expense or disbursement described in the proviso in the immediately preceding sentence.

Schedule 1

Refinancing Term Commitment

Refinancing Term Lender	Refinancing Term Commitment
GOLDMAN SACHS BANK USA	$1,485,000,000